Exhibit 99.1

AsiaInfo-Linkage Inc. Announces Stockholders’ Approval of Merger Agreement

BEIJING/SANTA CLARA, Calif. – December 19, 2013 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunication software solutions and services in China, today announced that, at a special meeting of the stockholders of the Company held today, the Company’s stockholders voted in favor of the proposal to adopt the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 12, 2013, by and among the Company, Skipper Limited (“Parent”) and Skipper Acquisition Corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company after the merger as a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement was approved by approximately 52.75% of the outstanding shares of Company common stock, satisfying the requirement in the Merger Agreement that at least a majority of the outstanding shares of Company common stock approve the Merger Agreement.

The parties currently expect to complete the Merger in the first quarter of 2014, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. If completed, the Merger will result in the Company becoming a privately-held company and the common stock of the Company will no longer be listed on the NASDAQ Global Market.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services to the telecommunications industry. Headquartered in Beijing, AsiaInfo-Linkage employs more than 11,000 professionals worldwide. AsiaInfo-Linkage provides a full suite of business and operational support solutions (BSS/OSS) and associated professional services. AsiaInfo-Linkage’s core Veris product line includes billing and customer care systems that serve nearly a billion subscribers globally – almost one seventh of the world’s population – plus business intelligence, network management and solutions.

AsiaInfo-Linkage’s customers work with it to converge large scale pre- and post-paid mobile operations; improve time to market for new products and services; and develop cost-effective new business models. In China, AsiaInfo-Linkage has more than 50% market share in billing, CRM and business intelligence through its longstanding partnerships with China Mobile, China Unicom and China Telecom. AsiaInfo-Linkage aims to be the leading IT solutions provider to the global telecommunications industry, enabling the Connected Digital Lifestyle, and helping its customers build, maintain, operate and constantly improve their network infrastructure and IT environment.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such forward-looking statements involve inherent risks, uncertainties and assumptions. Further information regarding these and other risks is included in the Company’s filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

In the United States:

Mr. Justin Knapp

Ogilvy Financial

Tel: +1-616-551-9714

Email: asia@ogilvy.com